Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated March 11, 2024, with respect to the consolidated financial statements of Lexeo Therapeutics, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York

December 2, 2024